May 13, 1998

Dominion Capital Pty. Ltd.
3 Hewitt Street
Cheltenham 3192
Victoria, Australia

Attention:  Mr. Peter Voss, President & Managing Director

Dear Sir:

Re:           Addendum to Acquisition Agreement Dated November 24, 1997
              ---------------------------------------------------------

Pursuant to an Acquisition Agreement (the "Agreement") dated November 4, 1996 between Solpower Corporation, formerly Virtual Technologies, Inc., (the "Buyer") and Dominion Capital Pty. Ltd., (the "Seller") the Buyer acquired the exclusive sales, distribution, marketing and manufacturing rights for the Solpower product, SOLTRON(TM) for the United States, Mexico and Canada.

The Buyer and the Seller effective this 13th day of May, 1998 have agreed to an addendum to the Agreement by adding the following item E to paragraph 1:

       E. OFFER, ON A FIRST RIGHT OF REFUSAL BASIS, AN INTEREST IN ALL OTHER TERRITORIES, EXCEPT JAPAN, WHERE SOLTRON(TM) AND OTHER PRODUCTS AND SERVICES ARE CURRENTLY BEING COMMERCIALIZED BY THE SELLER, ON TERMS AND CONDITIONS TO BE NEGOTIATED ON A PRODUCT BY PRODUCT AND A TERRITORY BY TERRITORY BASIS.

The Buyer and Seller have executed this Amendment Agreement as of the date first set forth above.

SOLPOWER CORPORATION                           DOMINION CAPITAL PTY. LTD.


/s/ James H. Hirst                             /s/ Peter Voss
-----------------------                        -----------------------------
By:  James H. Hirst                            By:  Peter Voss
     President & CEO                                Chairman & Managing Director

WITNESSED:




By: Leif Schipper              on this 21st day of May, 1998.
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